EXHIBIT 10.2

                             SECOND AMENDMENT TO THE
                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT
                         DATED AS OF SEPTEMBER 17, 1997
                                     BETWEEN
                    HARVEY KARP AND MUELLER INDUSTRIES, INC.

     WHEREAS, Harvey Karp ("Executive") and Mueller Industries, Inc. (the "Company") have entered into an Amended and Restated Employment Agreement effective as of September 17, 1997, as amended on June 21, 2004, (the "Agreement"); and

     WHEREAS, the parties now desire to amend the Agreement to eliminate the discretionary cash bonus to be paid to the Executive each calendar year or part thereof while the Executive is employed and provide that, in lieu thereof, the Executive shall participate in the Company's performance-based Mueller Industries, Inc. Annual Bonus Plan (the "Plan") while the Executive is employed.

     NOW, THEREFORE, in consideration of the promises and of the mutual covenants herein contained, effective as of the date of the Company's 2005 Annual Meeting of Stockholders, the Agreement is hereby amended as follows (this amendment is hereinafter referred to as the "Second Amendment").

     1. The text of Section 3(a)(ii) of the Agreement, is hereby deleted in its entirety.

     2. Sections 3(b) and 3(c) are restated as Sections 3(c) and 3(d), respectively, and a new Section 3(b) is added as follows:

        (b) The Executive shall be entitled to participate in the Company's Annual Bonus Plan (the "Bonus Plan") each year during which the Executive is employed and may be eligible to earn a performance-based cash bonus (a "Performance-Based Bonus") under the terms and conditions of such plan. Any Performance-Based Bonus and/or annual discretionary bonus earned, as applicable, by the Executive prior to implementation of the Bonus Plan is hereafter referred to as a "Bonus".

     3. Should the Company's stockholders fail to approve the Plan at the Company's 2005 Annual Meeting of Stockholders on May 5, 2005, then the Plan shall cease to be effective and this Second Amendment shall not take effect, and the Agreement shall be deemed to remain unchanged and continue in full force and effect.

     4. Except as expressly amended by this Second Amendment, the remaining terms and provisions of the Agreement shall remain unchanged and continue in full force and effect.


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     This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company has caused its name to be ascribed to this Second Amendment by its duly authorized representative and Executive has executed this Second Amendment as of the 17th day of February, 2005.


                                       MUELLER INDUSTRIES, INC.


                                       BY: /s/ William D. O'Hagan
                                           ---------------------------
                                       NAME:  William D. O'Hagan



                                       /s/ Harvey Karp
                                       -------------------------------
                                       Harvey Karp